Use these links to rapidly review the document
TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on August 23, 2006

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIBERTY MEDIA CORPORATION
(Exact name of Registrant as specified in its charter)

12300 Liberty Boulevard Englewood, Colorado 80112
Delaware	(720) 875-5400	20-4412793
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)	(I.R.S. Employer Identification No.)

Charles Y. Tanabe, Esq.
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Copy To: Robert W. Murray Jr., Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112-4498 (212) 408-2500

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date hereof.

        If the only securities being registered on this Form are being offered pursuant to dividend reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Liberty Interactive Series A common stock, par value $.01 per share	3,073,232	$18.38	$56,486,004	$4,140

(1)
Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers such additional shares of Liberty Interactive Series A common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)
Based upon the average of the high and low prices reported for the Liberty Interactive Series A common stock on the Nasdaq Global Select Market on August 21, 2006.

(3)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c).

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee relating to 969,501 of the shares of Liberty Interactive Series A common stock registered hereby, which shares may be issued to the selling stockholders named in this registration statement pursuant to an earnout payment. These shares represent the maximum number that may be included in one or more prospectus supplements that the registrant may file from time to time, and the filing fee(s) with respect to such shares will be paid by the registrant at the time such prospectus supplement(s), if any, are filed.

PROSPECTUS

LIBERTY MEDIA CORPORATION

3,073,232 Shares

of

Liberty Interactive Series A Common Stock

        This prospectus relates to 3,073,232 shares of Liberty Interactive Series A common stock, par value $.01 per share, which may be sold from time to time by the selling stockholders named herein. The shares of Liberty Interactive Series A common stock offered under this prospectus by the selling stockholders were issued (or will be issued) to the selling stockholders by us in connection with our acquisition of BuySeasons, Inc., as further described in this prospectus under the heading "Selling Stockholders."

        The selling stockholders may offer and sell the shares of Liberty Interactive Series A common stock offered hereby directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the shares of Liberty Interactive Series A common stock offered hereby in one or more transactions at fixed or negotiated prices or at prices based on prevailing market prices at the time of sale.

        Except as otherwise provided herein, we will not receive any of the proceeds from the sale of shares of Liberty Interactive Series A common stock by the selling stockholders. See "Plan of Distribution." We are, however, responsible for expenses incident to the registration under the Securities Act of 1933, as amended, of the offer and sale of the shares of Liberty Interactive Series A common stock by the selling stockholders.

        Liberty Interactive Series A common stock is listed on the Nasdaq Global Select Market under the symbol "LINTA." On August 21, 2006, the closing sale price of Liberty Interactive Series A common stock on NASDAQ was $18.46 per share.

        Investing in our securities involves risks. You should carefully consider the matters described under the caption "Risk Factors" beginning on page 1 of this prospectus.

        Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400, and our company website is located at www.libertymedia.com. The information contained on our website is not a part of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2006.

TABLE OF CONTENTS

THE COMPANY
RISK FACTORS
CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE TO FIND MORE INFORMATION

i

THE COMPANY

        We are a holding company, which, through our ownership of interests in subsidiaries and other companies, is primarily engaged in the video and online commerce, media, communications and entertainment industries. Through our subsidiaries, we operate in North America, Europe and Asia. Our common stock comprises two groups, the Liberty Interactive common stock and the Liberty Capital common stock, whose terms are intended to track and reflect the separate economic performance of the specified group of our assets and businesses attributed to each such group. Although we attribute different of our businesses to each group, the two groups do not represent separate legal entities and the holders of the Liberty Interactive common stock and the Liberty Capital common stock are all stockholders of our company.

        The Interactive Group.    We currently attribute to our Interactive Group our assets and businesses engaged in video and on-line commerce, including, our interests in our subsidiaries QVC, Inc. and Provide Commerce, Inc. and our minority interests in IAC/InterActiveCorp and Expedia, Inc.

        Capital Group.    We currently attribute to our Capital Group all of our other assets and businesses, including our subsidiaries Starz Entertainment Group LLC, On Command Corporation, OpenTV Corp., TruePosition, Inc. and Fun Technologies, Inc., our equity affiliates GSN, LLC and WildBlue Communications, Inc. and our interests in News Corporation, Time Warner, Inc. and Sprint Nextel Corporation.

RISK FACTORS

        An investment in our common stock, including Liberty Interactive Series A common stock, involves risk. Before investing in Liberty Interactive Series A common stock, you should carefully consider the risk factors described in Item 1A ("Risk Factors") of Part II of our quarterly report on Form 10-Q for the quarter ending June 30, 2006, which is incorporated by reference into this prospectus, and subsequent periodic filings we may make containing updated disclosures of such factors, together with all the other information included in this prospectus and in the documents we have incorporated by reference. The occurrence of any of the events described as possible risks could have a material adverse effect on the value of our common stock, including the Liberty Interactive Series A common stock. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. See "Where to Find More Information."

CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS

        Certain statements in this prospectus, any supplements to this prospectus and other documents that are and will be incorporated into this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (such as statements relating to future business, management strategies and the plan of distribution for the securities offered hereby). To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements which, by definition, involve risks and uncertainties. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  general economic and business conditions and industry trends;

  •
  consumer spending levels, including the availability and amount of individual consumer debt;

  •
  the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

  •
  continued consolidation of the broadband distribution and movie studio industries;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  changes in distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and IP television and their impact on home shopping networks;

  •
  increased digital TV penetration and the impact on channel positioning of our networks;

  •
  rapid technological changes;

  •
  capital spending for the acquisition and/or development of telecommunications networks and services;

  •
  uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

  •
  future financial performance, including availability, terms and deployment of capital;

  •
  fluctuations in foreign currency exchange rates and political unrest in international markets;

  •
  the ability of suppliers and vendors to deliver products, equipment, software and services;

  •
  the outcome of any pending or threatened litigation;

  •
  availability of qualified personnel;

  •
  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

  •
  changes in the nature of key strategic relationships with partners and joint venturers;

  •
  competitor responses to our products and services, and the products and services of the entities in which we have interests; and

  •
  threatened terrorist attacks and ongoing military action in the Middle East and other parts of the world.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

USE OF PROCEEDS

        Except as provided in this prospectus, the selling stockholders will receive the proceeds from the sale of securities offered by this prospectus. In order to satisfy federal and state tax withholding obligations of certain selling stockholders, we may receive the proceeds from the sale by those selling stockholders of a portion of the securities offered by this prospectus. The proceeds of such sales will be used by us to satisfy the applicable withholding tax obligations of such selling stockholders. See "Plan of Distribution" below.

SELLING STOCKHOLDERS

        This prospectus relates to the offer and sale from time to time by the holders of up to 3,073,232 shares of Liberty Interactive Series A common stock. With respect to the 3,073,232 shares of Liberty Interactive Series A common stock, 2,103,731 were issued at the closing on the date hereof of our acquisition of BuySeasons, Inc. (and includes shares of Liberty Interactive Series A common stock held in an escrow account to secure indemnification obligations in our favor) pursuant to the agreement and plan of merger between us, BuySeasons, Pumpkin Merger Sub, Inc. and Jeffrey B. Rusinow as Securityholders' Representative, dated as of July 20, 2006, which we refer to as the "Merger Agreement." On the date hereof, pursuant to the Merger Agreement, Pumpkin Merger Sub merged (the "Merger") with and into BuySeasons, BuySeasons became an indirect wholly-owned subsidiary of our company and the selling stockholders named in the table below, who are former stockholders, option holders and/or warrant holders of BuySeasons, received in the Merger shares of Liberty Interactive Series A common stock offered hereby as consideration for their holdings in BuySeasons. As described below, the remaining 969,501 shares of Liberty Interactive Series A common stock to which this prospectus relates may be issued to such former securityholders of BuySeasons pursuant to the Merger Agreement upon the achievement of certain performance milestones by BuySeasons for the year ending December 31, 2006.

        The Merger Agreement requires us to make an earnout payment to the selling stockholders if the earnings before interest, income taxes, depreciation and amortization (or EBITDA) of BuySeasons (as adjusted pursuant to the Merger Agreement) is above a specified amount. The earnout payment is to be made in shares of Liberty Interactive Series A common stock that will be valued based on the volume-weighted average closing price of a share of Liberty Interactive Series A common stock for the five-day period ending the third day prior to the closing of the Merger, which was $18.17. If the maximum earnout payment is made, the number of shares of Liberty Interactive Series A common stock issuable in respect of such earnout payment will be 990,668 shares. Each selling stockholder is entitled to receive a pro rata share of the earnout payment, if any. The shares of Liberty Interactive Series A common stock representing the earnout payment are not listed in the selling stockholder table below. Shares of Liberty Interactive Series A common stock that may be issued pursuant to the earnout payment, if any, will be listed in a prospectus supplement when and if such shares are issued by us to the selling stockholders. With respect to such 990,668 shares of Liberty Interactive Series A common stock, 21,167 will be issued, if at all, to Jalem M. Getz, President and Chief Executive Officer of BuySeasons, subject to a Restricted Stock Award Agreement, pursuant to which such shares will be subject to forfeiture based on certain employment related conditions. Such shares of Liberty Interactive Series A common stock, if issued, will not be listed in a prospectus supplement and are not offered pursuant to this prospectus.

        The shares of Liberty Interactive Series A common stock offered pursuant to this prospectus were, or will be, issued to the selling stockholders in transactions that were, or will be, exempt from the registration requirements of the Securities Act.

        Each of the selling stockholders has, in accordance with the Merger Agreement, entered into a joinder agreement with us, pursuant to which, among other things, each selling stockholder agreed to become a party to, and adopt, the Merger Agreement and agreed to be bound by certain registration rights provisions of the Merger Agreement. Pursuant to the Merger Agreement and such registration rights provisions, we agreed to file the registration statement of which this prospectus forms a part covering the resale of the shares of Liberty Interactive Series A common stock offered hereby.

        The selling stockholders listed in the table below may offer and sell, pursuant to this prospectus, any or all of such shares of Liberty Interactive Series A common stock owned by them and offered hereby in accordance with one or more of the methods of distribution described under the caption "Plan of Distribution."

        The following table sets forth information with respect to each selling stockholder, the number of shares of Liberty Interactive Series A common stock owned by such selling stockholder and the number of shares of Liberty Interactive Series A common stock owned by such selling stockholder that may be sold pursuant to this prospectus. Because each selling stockholder may sell all or some of such stockholder's shares of Liberty Interactive Series A common stock from time to time under this prospectus, no estimate can be given at this time as to the number of shares of Liberty Interactive Series A common stock that will be held by a particular selling stockholder following any particular sale of Liberty Interactive Series A common stock by such selling stockholder. Changes in the information concerning the selling stockholders will be set forth in supplements to this prospectus when and if necessary. As of July 31, 2006, there were 642,915,105 shares of Liberty Interactive Series A common stock outstanding.

Name	Number of shares of Liberty Interactive Series A common stock beneficially owned prior to offering(1)		Number of shares of Liberty Interactive Series A common stock that may be sold(1)	Percentage of outstanding shares of Liberty Interactive Series A common stock
Banc One Stonehenge Capital Fund Wisconsin, LLC(2)	95,424		95,424	*
Donald L. Bennett(3)	20,933		20,933	*
Caryn Blanc	7,663		7,663	*
Anthony Boldin	2,502		2,502	*
P. Scott Browne	83,695		83,695	*
John Campbell	49,451		49,451	*
David L. Croft(3)	260		260	*
Mark Gambill	11,828		11,828	*
Jalem M. Getz(3)	383,480	(4)	339,502	*
Grace Matthews Equities, LLC	7,665		7,665	*
Daniel Haight(3)	38,428		38,428	*
Hay Family Trust	897		897	*
CarGo, Inc.	2,536		2,536	*
Sean Hayes(3)	4,342		4,342	*
Terrence R. Wall Revocable Trust U/A/D 10/27/92	4,185		4,185	*
Helen F. Wall Revocable Trust U/A/D 8/26/96	21,085		21,085	*
Carl Herwig(3)	613		613	*
Julianne Hlavka(3)	1,633		1,633	*

Jay Hofkamp(3)	686	686	*
Linda B. Horwitz	4,215	4,215	*
Scott A. Jorgensen	8,415	8,415	*
Margaret Karam	26,206	26,206	*
Michael J. Katarincic	19,069	19,069	*
Charles W. Kearns	35,215	35,215	*
Richard Lane	15,153	15,153	*
Larry McGrath Family Trust UTD 3/13/86	7,169	7,169	*
Christa Lewis Getz(3)	6,222	6,222	*
Jon M. Majdoch	57,242	57,242	*
Joseph A. Mantoan	20,180	20,180	*
George Mosher	70,863	70,863	*
John Nelson	4,270	4,270	*
Puccinelli Family Revocable Trust U/A/D 11/5/93	42,152	42,152	*
Puccinelli Family Revocable Trust U/A/D 11/5/93, as the sole and separate property of Robert Puccinelli	6,021	6,021	*
Phil Ruble and Mimi Simmons, Trustees of the Phil Ruble and Mimi Simmons Revocable Trust, u/a dated March 30, 1999, as community property of Phil Ruble and Mimi Simmons	9,032	9,032	*
Rusinow Family Charitable Foundation	8,986	8,986	*
Rusinow Family Revocable Trust dated 12/23/99	624,085	624,085	*
Jeffrey Rusinow	166,458	166,458	*
S&T Associates, LLC	42,152	42,152	*
James Thomas Schmidt(3)	2,609	2,609	*
Curtis Sigretto	4,126	4,126	*
Robert W. Baird & Co. Inc. TTEE, FBO Peter Slocum IRA	12,553	12,553	*
Peter A. Slocum	6,251	6,251	*
David A. Slosky	892	892	*
Royal Taxman	892	892	*
TS Investments, LLP	207	207	*
John W. Standen and Mark G. Standen, Joint Tenants	4,215	4,215	*
Timothy P. Reiland Living Trust	882	882	*
James G. Topetzes	36,773	36,773	*
William Kent Velde	520	520	*
Dorothy Voigt(3)	1,423	1,423	*
W. Lowell and Diane S. Robertson Family Living Trust 9/25/1997	25,219	25,219	*
Wilshire Investors, LLC	119,176	119,176	*

Bruce C. Wilson, MD	9,740	9,740	*
California Costume Collections, Inc.	11,820	11,820	*

	2,147,709	2,103,731	*

*
Less than 1%.

(1)
The above table includes shares of Liberty Interactive Series A common stock held in an escrow account to secure indemnification obligations in favor of our company pursuant to the Merger Agreement. Such shares may not be sold until released in accordance with the terms of the escrow agreement governing the escrow account.

(2)
The selling stockholder is an affiliate of a registered broker-dealer.

(3)
This individual is a current employee of BuySeasons, Inc., an indirect, wholly-owned subsidiary of ours.

(4)
43,978 of the shares of Liberty Interactive Series A common stock issued to Mr. Getz in the Merger are subject to a Restricted Stock Award Agreement, pursuant to which such shares will be subject to forfeiture based on certain employment related conditions. One-third of such restricted shares vest and shall no longer be subject to forfeiture on each of December 31, 2007, 2008 and 2009. These shares are not offered pursuant to this prospectus.

        We prepared the above table based on information supplied to us by the selling stockholders named in the table. Unless otherwise disclosed in the footnotes to the table, no selling stockholder has indicated that it has had any material relationship with us or our affiliates during the past three years. Other than as disclosed in the footnotes to the table above, no selling stockholder has indicated that such selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

        To the extent that any of the selling stockholders identified above are broker-dealers, they are deemed to be, under interpretations of the Securities and Exchange Commission, "underwriters" within the meaning of the Securities Act.

        With respect to selling stockholders that are affiliates of broker-dealers, such selling stockholders have informed us that, as of the date of this prospectus, they have no agreements or understandings with any broker, dealer or selling agent with respect to the shares of Liberty Interactive Series A common stock offered hereby.

PLAN OF DISTRIBUTION

        The selling stockholders, including their pledgees, donees, transferees or other successors in interest who may later hold interests in the securities covered by this prospectus and who are otherwise entitled to resell the securities using this prospectus, may sell the securities covered by this prospectus from time to time in any legal manner selected by the selling stockholders, including directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of fees or commissions from the selling stockholders or the purchasers. These fees or commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Except with respect to sales to satisfy withholding obligations, the selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

        The selling stockholders have advised us that the securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected in one or more transactions, including:

  •
  on the Nasdaq Global Select Market;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on the Nasdaq Global Select Market or in the over-the-counter market; or

  •
  any combination of the foregoing.

        In order to satisfy certain federal and state withholding tax obligations arising as a result of the issuance of certain of the securities offered pursuant to this prospectus, certain of the selling stockholders may elect to sell through a broker-dealer approved by us a sufficient number of securities offered by this prospectus to satisfy their withholding tax obligations, and to deliver to us the proceeds from such sale. We will use such proceeds to satisfy the applicable withholding obligations. All commissions, transfer taxes and other out-of-pocket transactions costs, if any, including the expenses and compensation of the broker-dealer, incurred in connection with such sale of securities will be paid by such selling stockholders. Smith Barney has agreed to serve as the broker-dealer to effect these transactions and each selling stockholder who elects to satisfy its withholding obligations through this mechanism will give Smith Barney irrevocable transfer instructions to sell a sufficient number of securities issued to such selling stockholder in the Merger to satisfy such selling stockholder's withholding tax obligations and to deliver to us the proceeds from such sale.

        The Securityholders' Representative under the Merger Agreement has made arrangements with Robert W. Baird & Co. Incorporated pursuant to which any selling stockholder, at his or her election, may sell his or her shares of Liberty Interactive Series A common stock offered hereby through Robert W. Baird & Co., acting as a broker for the selling stockholder. A selling stockholder who sells through this arrangement will pay Robert W. Baird & Co. a commission equal to $0.05 per share sold on such selling stockholder's behalf (subject to a $30.00 minimum payment).

        Except as otherwise provided herein, the selling stockholders have advised us that they have not entered into any agreements, arrangements or understandings with any broker-dealer or agent regarding the sale of the securities covered by this prospectus. The selling stockholders may sell any or all of the securities offered by them pursuant to this prospectus. In addition, the selling stockholders may transfer, devise or gift the securities by other means not described in this prospectus.

        Any broker-dealers or agents that participate in the sale of the securities being offered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the securities by the selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        There can be no assurance that the selling stockholders will sell any or all of their securities pursuant to this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Section 4(1) of the Securities Act may be sold under Rule 144 or Section 4(1) rather than pursuant to this prospectus.

        The aggregate proceeds to a selling stockholder from the sale of his or her securities offered hereby will be the purchase price of such securities less fees or commissions, if any. If a selling stockholder's securities are sold through a broker or agent, such selling stockholder will be responsible for any broker or agent fees or commissions. Except as otherwise provided herein, we will not receive any of the proceeds from the sale of the securities covered by this prospectus.

        To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent or dealer, and any applicable fees or commissions with respect to a particular offer will be set forth in an accompanying prospectus supplement or incorporated by reference by the filing of a current report on Form 8-K.

        We have agreed to indemnify the selling stockholders and their respective directors, officers and controlling persons, if any, against certain liabilities, including specified liabilities under the Securities Act, or to contribute with respect to payments which any selling stockholder may be required to make in respect of such liabilities. Each selling stockholder has agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by it or to contribute with respect to payments in connection with such liabilities.

        We have agreed to pay all of the costs, fees and expenses incident to our registration of the resale of the selling stockholders' securities, excluding any legal fees of the selling stockholders, and fees or commissions of broker-dealers and agents.

        Pursuant to the registration rights provisions we agreed to with the selling stockholders, we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, as to a particular security covered thereby until no later than the first anniversary of the issuance of such security by us.

        Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified exceptions. In these cases, we may suspend offers and sales of the securities pursuant to the registration statement to which this prospectus relates.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the securities that may be sold pursuant to this prospectus will be passed upon for us by Baker Botts L.L.P., New York, New York.

EXPERTS

        The consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2005 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports, dated March 7, 2006, of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE TO FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the securities that may be sold using this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about our company and the securities that may be sold pursuant to this prospectus.

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. We incorporate by reference the following documents, previously filed with the Securities and Exchange Commission by us or our predecessor reporting company, Liberty Media LLC (f/k/a Liberty Media Corporation), and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the termination of the offering described herein:

  •
  Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 8, 2006;

  •
  Quarterly Reports on Form 10-Q for the three months ended March 31, 2006, filed on May 8, 2006, and for the three months ended June 30, 2006, filed on August 9, 2006;

  •
  Current Reports on Form 8-K, filed on April 18, 2006, May 9, 2006, May 15, 2006 and July 28, 2006; and

  •
  The description of our capital stock contained in Annex A to our Form 8-A filed under the Exchange Act on May 9, 2006, and any amendment or report filed for the purpose of updating such description.

        Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2005 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement.

        You may request a copy of these filings at no cost, by writing or telephoning the office of:

Investor Relations
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (877) 772-1518

        Our annual, quarterly and current reports and other information are on file with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also inspect our filings over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Registration.

        The following table sets forth the costs and expenses payable by us in connection with the transaction being registered. All amounts are estimates except the registration fee.

Registration fee	$4,140
Transfer agent and registrar fees and expenses	10,000
Legal fees and expenses	100,000
Accounting fees and expenses	10,000
Printing expenses	10,000
Total	$134,140

Item 15. Indemnification Of Directors And Officers.

        Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

        Article V, Section E of the Restated Certificate of Incorporation (the "Liberty Charter"), of Liberty Media Corporation, a Delaware corporation ("Liberty"), provides as follows:

        1.     Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Liberty shall not be liable to Liberty or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of Liberty existing at the time of such repeal or modification.

        2.     Indemnification.

          (a)   Right to Indemnification. Liberty shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Liberty or while a director or officer of Liberty or is or was serving at the request of Liberty as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based upon matters which antedate the adoption of Section E of the Liberty Charter. Liberty shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Liberty.

          (b)   Prepayment of Expenses. Liberty shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c)   Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by Liberty, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, Liberty shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d)   Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Liberty Charter, the bylaws of Liberty, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

          (e)   Other Indemnification. Liberty's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        3.     Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of Section E of the Liberty Charter shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Item 16. Exhibits And Financial Statement Schedules.

        (a)   Exhibits. The following is a complete list of Exhibits filed as part of this registration statement.

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of July 20, 2006, among Liberty Media Corporation, BuySeasons, Inc., Pumpkin Merger Sub, Inc. and the Securityholders' Representative named therein.
2.2	Form of Joinder Agreement.
4.1
Specimen certificate for shares of Liberty Interactive Series A common stock, par value $.01 per share, of Liberty Media Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Liberty Media Holding Corporation, File No. 333-132452, as filed on March 15, 2006).
4.2	Registration Rights Provisions.
5.1	Opinion of Baker Botts L.L.P. with respect to the validity of the shares of Liberty Interactive Series A common stock being registered.
23.1	Consent of KPMG LLP.
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-6 of this Registration Statement).

        (b)   Financial Statement Schedules. Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of Liberty pursuant to the foregoing provisions, or otherwise, Liberty has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Liberty of expenses incurred or paid by a director, officer or controlling person of Liberty in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Liberty will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Liberty hereby undertakes:

        (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)   that, for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (5)   that, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, state of Colorado, on August 23, 2006.

LIBERTY MEDIA CORPORATION
By:	/s/ CHARLES Y. TANABE Name: Charles Y. Tanabe Title: Senior Vice President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Y. Tanabe, Esq. his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign and file (i) any or all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all exhibits thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Name	Title	Date

/s/ JOHN. C. MALONE John. C. Malone	Chairman of the Board and Director	August 23, 2006
/s/ GREGORY B. MAFFEI Gregory B. Maffei	Chief Executive Officer, President (Principal Executive Officer) and Director	August 23, 2006
/s/ CHRISTOPHER W. SHEAN Christopher W. Shean	Senior Vice President and Treasurer (Principal Accounting Officer)	August 23, 2006
/s/ DAVID J.A. FLOWERS David J.A. Flowers	Senior Vice President and Controller (Principal Financial Officer)	August 23, 2006
/s/ ROBERT R. BENNETT Robert R. Bennett	Director	August 23, 2006
Donne F. Fisher	Director	August , 2006
Paul A. Gould	Director	August , 2006
/s/ DAVID E. RAPLEY David E. Rapley	Director	August 23, 2006
/s/ M. LAVOY ROBISON M. LaVoy Robison	Director	August 23, 2006
/s/ LARRY E. ROMRELL Larry E. Romrell	Director	August 23, 2006

EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of July 20, 2006, among Liberty Media Corporation, BuySeasons, Inc., Pumpkin Merger Sub, Inc. and the Securityholders' Representative named therein.
2.2	Form of Joinder Agreement.
4.1
Specimen certificate for shares of Liberty Interactive Series A common stock, par value $.01 per share, of Liberty Media Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Liberty Media Holding Corporation, File No. 333-132452, as filed on March 15, 2006).
4.2	Registration Rights Provisions.
5.1	Opinion of Baker Botts L.L.P. with respect to the validity of the shares of Liberty Interactive Series A common stock being registered.
23.1	Consent of KPMG LLP.
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-6 of this Registration Statement).